SCHEDULE 14C
                                       (Rule 14c-101)
                       INFORMATION REQUIRED IN INFORMATION STATEMENT
                                  SCHEDULE 14C INFORMATION
              Information Statement Pursuant to Section 14-c of the Securities
                                    Exchange Act of 1934

Check the appropriate box:

x Preliminary information statement     Confidential, for use of the Commission
                                        only (as permitted by Rule 14c-5(d) (2))
 Definitive information statement

                               DELTA COMPUTEC INC
               -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      Payment of Filing Fee (Check the appropriate box):

       No fee required.

      x Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:60

Common and Preferred

     (2) Aggregate number of securities to which transaction applies:

         18,468,850 Shares of Common, N0 (0) Shares of Preferred

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how It was determined):
         $3,425,280.25

     (4) Proposed maximum aggregate value of transaction:
         $3,425,280.25

     (5) Total fee paid:
         $685.06  (1/50th  of 1% of  transaction:  .01X  .02 X  $3,425,280.25  =
         $685.06)

         Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
None

     (2) Form, Schedule or Registration Statement No.: Schedule 14C (Preliminary Information Statement)
     (3) Filing Party: Delta CompuTec Inc. (DCIS) (4) Date Filed: July 28, 1998


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               13.4  Amendment;  Waiver.  This  Agreement  may not be  modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

               13.5 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other Person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or Lobozzo without the prior written consent of Alpha Micro, nor may it be assigned by Alpha Micro without the prior written consent of the Company and Lobozzo.

               13.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

               13.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

               13.8 Governing Law; Severability. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


Date: August 4, 1998
                                        ALPHA MICROSYSTEMS,
                                        a California corporation
                                       By:
                                        Douglas J. Tullio, President


                                        ALPHA MICRO MERGER CORP.,
                                        a Delaware corporation
                                       By:
                                        Douglas J. Tullio, President


                                        DELTA COMPUTEC INC.,
                                        a New York corporation
                                       By:
                                      Its:


                                        ------------------------------------
                                        JOSEPH LOBOZZO II, individually


                                        -------------------------------------
                                        JOANNE LOBOZZO, individually




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